UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 3, 2011 (May 26, 2011)
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530,
Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Pebblebrook Hotel Trust (the “Company”) on May 27, 2011 for the acquisition of the Viceroy Miami, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Viceroy Miami
Independent Auditors’ Report
Balance Sheets as of March 31, 2011 (unaudited) and December 31, 2010
Statements of Operations for the three months ended March 31, 2011 and 2010 (unaudited) and year ended December 31, 2010
Statements of Owner’s Equity in Hotel for the three months ended March 31, 2011 (unaudited) and year ended December 31, 2010
Statements of Cash Flows for the three months ended March 31, 2011 and 2010 (unaudited) and year ended December 31, 2010
Notes to Financial Statements
(b) Pro forma financial information.
Pebblebrook Hotel Trust
     Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2011.
     Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2011.
     Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010.
(d) Exhibits

Exhibit
Number	Exhibit Description

23.1	Consent of KPMG LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
June 3, 2011	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

23.1	Consent of KPMG LLP.

Independent Auditors’ Report
The Manager
Viceroy Miami Hotel:
We have audited the accompanying balance sheet of the Viceroy Miami Hotel (the Hotel) as of December 31, 2010, and the related statements of operations, owner’s equity in Hotel, and cash flows for the year then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Viceroy Miami Hotel as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG, LLP
McLean, Virginia
June 3, 2011

Viceroy Miami Hotel
Balance Sheets

	March 31, 2011	December 31,
	(Unaudited)	2010
Assets
Cash	$1,765,925	$595,352
Accounts receivable	239,101	673,352
Prepaid expenses	297,470	197,702
Inventory and other assets	244,535	216,946

Hotel real estate:
Land	1,950,000	1,950,000
Building and improvements	34,013,445	34,388,000
Furniture, fixtures, and equipment	3,392,168	3,290,657

	39,355,613	39,628,657

Accumulated depreciation	(2,855,613)	(2,520,419)

Total hotel real estate, net	36,500,000	37,108,238

Total assets	$39,047,031	$38,791,590

Liabilities and Owner’s Equity in Hotel

Liabilities:
Accounts payable	$2,293,192	$1,924,246
Accrued expenses	1,197,150	1,137,175
Advance deposits	273,170	140,754

Total liabilities	3,763,512	3,202,175

Commitments and contingencies (see note 3)

Owner’s equity in hotel	35,283,519	35,589,415

Total liabilities and owner’s equity in hotel	$39,047,031	$38,791,590

See accompanying notes to financial statements.

Viceroy Miami Hotel
Statements of Operations

			Year Ended
	Three Months Ended March 31,		December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)
Revenue:
Room	$2,590,452	$2,666,958	$7,556,161
Food and beverage	1,885,713	2,037,617	6,764,573
Other	523,925	117,833	510,840

Total revenues	5,000,090	4,822,408	14,831,574

Operating expenses:
Room	769,532	831,537	2,884,265
Food and beverage	1,589,122	1,886,000	6,225,375
Other departmental expense	104,796	90,686	294,329
General and administrative	491,429	345,720	1,439,502
Sales and marketing	406,063	374,022	1,304,776
Repairs and maintenance	97,889	81,400	396,967
Utilities	81,836	106,397	533,427
Management fees	200,004	192,928	593,263
Property taxes and insurance	174,540	130,288	516,564
Condominium association assessment	487,323	170,484	678,815
Depreciation	335,194	328,273	1,326,044
Impairment of hotel real estate	383,728	—	—
Other	336,919	124,675	657,481

Total operating expenses	5,458,375	4,662,410	16,850,808

Net income (loss)	$(458,285)	$159,998	$(2,019,234)

See accompanying notes to financial statements.

Viceroy Miami Hotel
Statement of Owner’s Equity in Hotel

Balance at January 1, 2010	$36,373,939
Net loss	(2,019,234)
Hotel owner contributions, net	1,234,710

Balance at December 31, 2010	35,589,415
Net loss (unaudited)	(458,285)
Hotel owner contributions, net (unaudited)	152,389

Balance at March 31, 2011 (unaudited)	$35,283,519

See accompanying notes to financial statements.

Viceroy Miami Hotel
Statements of Cash Flows

	Three Months Ended March 31,		Year Ended
	2011	2010	December 31,
	(Unaudited)	(Unaudited)	2010
Cash flows from operating activities:
Net income (loss)	$(458,285)	$159,998	$(2,019,234)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	335,194	328,273	1,326,044
Impairment of hotel real estate	383,728	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	434,251	(127,535)	(50,425)
Prepaid expenses	(99,768)	(122,029)	(106,920)
Inventory and other assets	(27,589)	(26,651)	(8,205)
Accounts payable	368,946	386,913	264,052
Accrued expenses	59,975	(198,740)	(88,393)
Advance Deposits	132,416	(153,167)	(83,412)

Net cash provided by (used in) operating activities	1,128,868	247,062	(766,493)

Cash flows from investing activities:
Additions to property and equipment	(110,684)	—	(90,657)

Cash flows from financing activities:
Hotel owner contributions, net	152,389	220,396	1,234,710

Net change in cash and cash equivalents	1,170,573	467,458	377,560

Cash and cash equivalents:
Beginning of period	595,352	217,792	217,792

End of period	$1,765,925	$685,250	$595,352

See accompanying notes to financial statements.

VICEROY MIAMI HOTEL
Notes to Financial Statements
December 31, 2010
(1)	Description of Business and Basis of Accounting
The Viceroy Miami hotel (the Hotel) is a full service 148-room hotel located on Brickell Avenue in Miami, Florida. TRG-Brickell Point West, Ltd. (Related) developed the 50 story luxury tower. The Hotel occupies floors 1 to 15 with a nightclub/lounge located on the 50th floor. Residential condominiums are located on floors 16 to 49. The hotel and residential condominium units are all elements of the ICON Brickell No. Three Condominium Association (Condominium Association). The total square footage of the tower is approximately 466,000 sq. ft. The Hotel encompasses approximately 20% of this area.
Construction was financed with a construction loan (see note 3) and completed in 2009. The Hotel commenced operations on February 12, 2009. Construction of the condominium units was completed and settlements of condominium sales commenced in 2009.
These financial statements present the carve-out balance sheets, statements of operations and cash flows of the Hotel, not of a legal entity. These financial statements do not include any amounts for any aspect of the development project other than amounts for development costs allocable to the Hotel and the operations of the Hotel.
The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.
The accompanying unaudited financial statements of the Hotel as of March 31, 2011 and for the three-month periods ended March 31, 2011 and 2010, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to March 31, 2011, and for the three-month periods ended March 31, 2011 and 2010, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.
On April 25, 2011, Pebblebrook Hotel Trust (Pebblebrook) executed a purchase and sale agreement to acquire the Hotel. The transaction closed on May 26, 2011 with Pebblebrook acquiring the Hotel for $36.5 million.
(2)	Summary of Accounting Policies
(a)	Cash and Cash Equivalents
Includes the Hotel’s operating cash accounts, which may include liquid temporary cash investments with maturities of three months or less at the date of purchase which are considered to be cash and cash equivalents.

VICEROY MIAMI HOTEL
Notes to Financial Statements
December 31, 2010
(b)	Restricted Cash
Includes reserve accounts for replacement of furniture, fixture and equipment pursuant to provisions in the hotel management agreement.

(c)	Hotel Real Estate

Hotel real estate includes the Hotel’s undivided interest in the land parcel titled to the Master Condominium, building and improvements, and hotel furniture, fixtures and equipment. Capitalized costs include all direct and indirect material and labor costs associated with the development of the project. Interest, property taxes and other similar costs were capitalized during the construction period.

The carrying value of the land included in hotel real estate is an allocation equal to approximately 20% of the total basis in the land parcel underlying the tower.

Building and improvements, furniture, fixtures, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Building and improvements are depreciated over 40 years and hotel furniture, fixtures and equipment are depreciated over five years.

Hotel real estate is evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Impairment of $383,728 was recognized for the three months ending March 31, 2011 to reduce the carrying value of building and improvements to the proceeds from the sale of the Hotel to Pebblebrook Hotel Trust.

(d)	Revenue Recognition

Hotel revenues are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other department revenues. Additionally, sales, use, occupancy and similar taxes are collected and presented on a net basis (excluded from revenues) on our statement of operations.

(e)	Accounts Receivable

Accounts receivable, which primarily represent amounts due from Hotel guests, are presented net of allowances.

VICEROY MIAMI HOTEL
Notes to Financial Statements
December 31, 2010
(f)	Condominium Association Dues and Real Estate Taxes

The Hotel pays association dues to the Condominium Association to cover costs associated with the common elements of the association such as repairs and maintenance for the building structure, common area maintenance, insurance, utilities and other costs. These costs are allocated to the owners of the hotel and residential condominium unit elements. Allocable Condominium Association dues for the Hotel were $678,815 for the year ended December 31, 2010, and $487,323 and $170,484 for the three months ending March 31, 2011 and 2010, respectively.

The master deed held by the Condominium Association provides that the owners of the condominium elements have an undivided interest in the underlying real estate parcel and are responsible for the direct payment of property taxes to Miami-Dade County.
(g)	Income Taxes

The Hotel is not directly subject to federal, state or local income taxes. However the owner of the Hotel is a limited liability company and may be subject to certain income taxes and the members of the limited liability company are responsible for reporting their share of taxable income or loss on their respective income tax returns.
(3)	Debt
Related financed the development and construction of the project with a loan from Bank of America (successor by merger to LaSalle Bank), and as agent for other lenders (the construction loan). The Hotel is not itself a legal entity, yet serves as collateral for the construction loan. Additionally, cash flows from the sale of the residential condominium units and the unsold condominium unit inventory secure the loan. Related is a guarantor under the construction loan agreement.
The construction loan provisions are disclosed for informational purposes. For presentation purposes of the carve-out financial statements of the Hotel, no debt balances are allocated by Related to the Hotel. Accordingly, no debt or accrued interest is presented on the balance sheet and no interest expense is reflected in the statements of operations. Interest expenses were capitalized as part of property costs during the development period of the Hotel and were considered owner equity contributions.
On May 16, 2007, Related entered into a $176.5 million construction loan agreement. The loan matured on November 16, 2009. Related entered into a forbearance agreement with the lenders which expires October 31, 2011. Related has the option to exercise a three month extension of the forbearance period to January 31, 2012.
The outstanding principal balance was approximately $73 million and accrued interest was approximately $18 million at December 31, 2010. There is a loan reserve account for the benefit of the lender with a balance of $4 million at December 31, 2010. Net Sales Proceeds and Note Hotel Sales Proceeds, as defined in the forbearance agreement, are directed to the lender for the payment of principal and accrued interest balances
The outstanding principal balance was approximately $59 million and accrued interest was approximately $19 million at March 31, 2011.

VICEROY MIAMI HOTEL
Notes to Financial Statements
December 31, 2010
The Hotel was released from the lien and operation of the construction loan agreement pursuant to the Partial Release of Mortgage and Other Loan Documents executed on May 23, 2011. On May 26, 2011, Pebblebrook has acquired the Hotel for cash consideration of approximately $36.5 million.
(4)	Litigation
The Hotel may from time to time be involved in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the Hotel’s financial position, results of operations or cash flows.
(5)	Operator’s Agreement
Viceroy Hotels & Resorts (Viceroy) operates the Hotel. The initial term of the operator’s agreement is ten years with two optional and successive five year renewal terms. The operator’s agreement is subject to termination provisions. The agreement provides for payment of a base management fee calculated as 4% of gross revenues, as defined. The operator’s agreement also provides for payment of an incentive management fee if certain performance thresholds are met calculated as 12% of adjusted gross operating profit, as defined. Management fees were $593,263 for the year ended December 31, 2010. No incentive fees were earned by the manager for 2010.
The operator’s agreement also provides for the reimbursement of certain costs and expenses to Viceroy up to 1% of gross revenues, as defined.
Management fees were $200,004 and $192,928 for the three-month periods ended March 31, 2011 and 2010, respectively. No incentive fees were earned by the manager for the periods presented.
(6)	Subsequent Events
The Hotel has evaluated the need for disclosures and/or adjustments resulting from subsequent events through June 3, 2011, the date the financial statements were available to be issued.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF PEBBLEBROOK HOTEL TRUST
Pebblebrook Hotel Trust (the “Company”) completed its initial public offering and concurrent private placement of common shares of beneficial interest on December 14, 2009. The Company raised $379.6 million, net of underwriting discounts and offering costs. On July 28, 2010, the Company completed a follow-on offering of 19,550,000 common shares, including the underwriters’ overallotment of 2,550,000 common shares, at an offering price of $17.00 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $318.3 million. On March 11, 2011, the Company completed an offering of 5,000,000 7.875% Series A Cumulative Redeemable Preferred Shares at an offering price of $25.00 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $121.1 million. On April 6, 2011, the Company completed a follow-on offering of 10,925,000 common shares, including the underwriters’ overallotment of 1,425,000 common shares, at an offering price of $21.60 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $226.5 million.
On May 26, 2011, the Company, through a subsidiary, acquired the 148-room Viceroy Miami for a purchase price of $36.5 million.
The unaudited pro forma consolidated balance sheet as of March 31, 2011 includes the pro forma financial information as if the following acquisitions were acquired on March 31, 2011:
•	The Westin Gaslamp Quarter, San Diego, which was acquired on April 6, 2011; and
•	Viceroy Miami, which was acquired on May 26, 2011.
The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2011 includes the pro forma financial information as if the following acquisitions were acquired on January 1, 2010:
•	Argonaut Hotel San Francisco, which was acquired on February 16, 2011;
•	The Westin Gaslamp Quarter, San Diego, which was acquired on April 6, 2011; and
•	Viceroy Miami, which was acquired on May 26, 2011.
The unaudited pro forma consolidated statements of operations for the year ended December 31, 2010 includes the pro forma financial information as if the following acquisitions were acquired on January 1, 2010:
•	DoubleTree by Hilton Bethesda-Washington DC Hotel, Sir Francis Drake Hotel, InterContinental Buckhead Hotel, Hotel Monaco Washington DC, Skamania Lodge, Sheraton Delfina Santa Monica Hotel, Sofitel Philadelphia Hotel, which were each acquired during 2010;
•	Argonaut Hotel San Francisco, which was acquired on February 16, 2011;
•	The Westin Gaslamp Quarter, San Diego, which was acquired on April 6, 2011; and
•	Viceroy Miami, which was acquired on May 26, 2011.
The unaudited pro forma financial information is provided for significant acquisitions. The Hotel Monaco Seattle (acquired on April 7, 2011) and Mondrian Los Angeles (acquired on May 3, 2011) were not significant acquisitions therefore information is not included in the pro forma financial information.
The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the results of operations for future periods. The unaudited pro forma financial information reflects the preliminary application of purchase accounting to the acquisition of Viceroy Miami. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition have been made. This unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Pebblebrook Hotel Trust
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2011
(in thousands, except share and per-share data)

		Acquisition of The
	Historical	Westin Gaslamp		Pro Forma
	Pebblebrook	Quarter, San	Acquisition of	Pebblebrook
	Hotel Trust	Diego (1)	Viceroy Miami (2)	Hotel Trust
ASSETS
Investment in hotel properties, net	$688,365	$118,554	$36,500	$843,419
Ground lease asset	10,666	—	—	10,666
Cash and cash equivalents	340,592	(117,793)	(33,894)	188,905
Restricted cash	6,215	—	—	6,215
Accounts receivable, net	8,162	—	—	8,162
Deferred financing costs, net	3,110	—	—	3,110
Prepaid expenses and other assets	23,220	459	238	23,917

Total assets	$1,080,330	$1,220	$2,844	$1,084,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Senior secured credit facility	$—	$—	$—	$—
Mortgage debt	252,390	—	—	252,390
Accounts payable and accrued expenses	16,773	464	3,232	20,469
Advance deposits	3,173	896	112	4,181
Accrued interest	859	—	—	859
Distribution payable	5,445	—	—	5,445

Total liabilities	278,640	1,360	3,344	283,344
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, stated at liquidation preference $25 per share, $0.01 par value; 100,000,000 shares authorized; 5,000,000 shares issued and outstanding	125,000	—	—	125,000
Common shares of beneficial interest, $0.01 par value; 500,000,000 shares authorized; 39,846,355 and 39,839,859 shares issued and outstanding	398	—	—	398
Treasury shares	(140)	—	—	(140)
Additional paid-in capital	694,477	—	—	694,477
Accumulated deficit and distributions	(19,964)	(140)	(500)	(20,604)

Total shareholders’ equity	799,771	(140)	(500)	799,131

Non-controlling interest	1,919	—	—	1,919
Total equity	801,690	(140)	(500)	801,050

Total liabilities and equity	$1,080,330	$1,220	$2,844	$1,084,394

Footnotes:

(1)	Reflects the acquisition of The Westin Gaslamp Quarter, San Diego as if it had occurred on March 31, 2011. The property was undergoing a renovation project and the Company reimbursed the seller approximately $8,554 for the renovations costs incurred and paid by the seller through the date of closing. Subsequent to the closing, the Company will fund all remaining renovation costs.

The pro forma adjustment reflects the following estimates:

Purchase of land, building and furniture, fixtures and equipment of $118,554;

Cash paid of $140 for hotel acquisition costs incurred subsequent to March 31, 2011; and

Net working capital of ($901).

(2)	Reflects the acquisition of the Viceroy Miami as if it had occurred on March 31, 2011 for $36,500.

The pro forma adjustment reflects the following estimates:

Purchase of land, building and furniture, fixtures and equipment of $36,500;

Key money received from Viceroy Hotel Group to enter into a new hotel management contract of $3,000;

Cash paid of $500 for hotel acquisition costs; and

Net working capital of $27.

Pebblebrook Hotel Trust
Unaudited Pro Forma Income Statement
For the three months ended March 31, 2011
(in thousands, except share and per-share data)

			Acquisition of
			The Westin
	Historical	Acquisition of	Gaslamp				Pro Forma
	Pebblebrook	Argonaut Hotel	Quarter, San	Acquisition of	ProForma		Pebblebrook
	Hotel Trust	San Francisco (1)	Diego (2)	Viceroy Miami (3)	Adjustments		Hotel Trust
REVENUE
Room	$25,559	$976	$4,010	$2,590	$—		$33,135
Food and beverage	14,787	330	2,268	1,886	—		19,271
Other operating department	2,319	78	395	524	—		3,316

Total revenues	42,665	1,384	6,673	5,000	—		55,722

EXPENSES
Hotel operating expenses:
Room	7,641	347	1,129	770	—		9,887
Food and beverage	10,860	270	1,477	1,589	—		14,196
Other direct expenses	1,161	37	167	105	—		1,470
Other indirect expenses	13,076	405	1,666	2,100	58	(4)	17,305

Total hotel operating expenses	32,738	1,059	4,439	4,564	58		42,858

Depreciation and amortization	4,797	—	—	335	1,496	(5)	6,628
Real estate taxes, personal property taxes & insurance	1,923	92	326	175	—		2,516
Impairment of hotel properties	—	—	—	384	(384	)(8)	—
Ground rent	246	108	—	—	—		354
General and administrative	2,286	—	—	—	—		2,286
Acquisition transaction costs	1,726	—	—	—	640	(6)	2,366

Total operating expenses	43,716	1,259	4,765	5,458	1,810		57,008

Operating income (loss)	(1,051)	125	1,908	(458)	(1,810)		(1,286)
Interest income	473	—	—	—	—		473
Interest expense	(2,856)	(208)	—	—	—		(3,064)

Income (loss) before income taxes	(3,434)	(83)	1,908	(458)	(1,810)		(3,877)
Income tax benefit (expense)	390	—	—		(104	)(7)	286

Net income (loss)	(3,044)	(83)	1,908	(458)	(1,914)		(3,591)
Distributions to preferred shareholders	(547)	—	—	—	—		(547)

Net loss attributable to common shareholders	$(3,591)	$(83)	$1,908	$(458)	$(1,914)		$(4,138)

(Loss) income per common share, basic and diluted	$(0.09)						$(0.10)

Weighted average number of common shares, basic and diluted	39,827,551						39,827,551

Footnotes:

(1)	Reflects the historical unaudited statement of operations of the Argonaut Hotel San Francisco from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(2)	Reflects the historical unaudited statement of operations of The Westin Gaslamp Quarter, San Diego for the three months ended March 31, 2011.

(3)	Reflects the historical unaudited statement of operations of the Viceroy Miami for the three months ended March 31, 2011.

(4)	Reflects adjustment to record management fee for The Westin Gaslamp Quarter, San Diego as no such fees are included in the historical amount presented because this hotel was previously self-managed. Also included is the amortization of key money received for Viceroy Miami.

(5)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel property and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(6)	Reflects acquisition costs for the acquisitions of The Westin Gaslamp Quarter, San Diego and the Viceroy Miami.

(7)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions. The pro forma income tax was calculated using the Company’s taxable REIT subsidiary’s estimated effective tax rate of 40%.

(8)	Reflects adjustment for impairment of hotel real estate recognized in the financial statements for the quarter ending March 31, 2011.

Pebblebrook Hotel Trust
Unaudited Pro Forma Income Statement
For the twelve months ended December 31, 2010
(in thousands, except share and per-share data)

		Acquisition of								Acquisition of
		DoubleTree by		Acquisition of	Acquisition of		Acquisition of	Acquisition of		The Westin
	Historical	Hilton Bethesda-	Acquisition of	InterContinental	Hotel Monaco		Sheraton Delfina	Sofitel	Acquisition of	Gaslamp	Acquisition of			Pro Forma
	Pebblebrook	Washington DC	Sir Francis	Buckhead Hotel	Washington DC	Acquisition of	Santa Monica	Philadelphia	Argonaut Hotel	Quarter, San	Viceroy Miami	ProForma		Pebblebrook
	Hotel Trust	Hotel(1)	Drake Hotel(2)	(3)	(4)	Skamania Lodge (5)	Hotel (6)	Hotel (7)	San Francisco (8)	Diego (9)	(10)	Adjustments		Hotel Trust
REVENUE
Room	$32,804	$4,404	$7,184	$8,639	$9,021	$6,919	$15,348	$13,007	$14,777	$18,509	$7,556	$—		$138,168
Food and beverage	21,984	1,593	6,639	6,709	4,618	8,028	3,331	5,298	4,849	7,134	6,765	—		76,948
Other operating department	2,973	233	1,039	1,029	425	2,211	1,156	1,066	918	2,033	511	—		13,594

Total revenues	57,761	6,230	14,862	16,377	14,064	17,158	19,835	19,371	20,544	27,676	14,832	—		228,710

EXPENSES
Hotel operating expenses:
Room	9,718	854	3,320	2,552	2,304	1,714	3,518	3,902	4,296	4,461	2,884	11	(11)	39,534
Food and beverage	15,113	1,122	5,144	4,101	3,330	5,258	3,015	4,471	3,370	5,037	6,225	—		56,186
Other direct expenses	1,288	150	557	304	304	1,280	679	884	408	832	294	—		6,980
Other indirect expenses	16,724	2,162	4,437	3,624	4,261	3,985	6,858	5,208	4,820	6,828	5,605	705	(11)	65,217

Total hotel operating expenses	42,843	4,288	13,458	10,581	10,199	12,237	14,070	14,465	12,894	17,158	15,008	716		167,917

Depreciation and amortization	5,776	—	—	1,988	491	—	—	—	1,124	3,644	1,326	9,025	(12)	23,374
Real estate taxes, personal property taxes & insurance	2,220	225	752	783	284	526	838	857	1,115	1,262	517	—		9,379
Ground rent	124	—	—	—	212	—	—	—	1,393	—	—	340	(13)	2,069
General and administrative	8,319	—	—	—	—	—	—	—	—	—	—			8,319
Acquisition transaction costs	6,581	—	—	—	—	—	—	—	—	—	—	2,020	(14)	8,601

Total operating expenses	65,863	4,513	14,210	13,352	11,186	12,763	14,908	15,322	16,526	22,064	16,851	12,101		219,659

Operating income (loss)	(8,102)	1,717	652	3,025	2,878	4,395	4,927	4,049	4,018	5,612	(2,019)	(12,101)		9,051
Interest income	3,020	—	—	—	—	—	—	—	—	—	—	(3,020	)(15)	—
Interest expense	(1,640)	—	(805)	—	(1,430)	—	—	—	(2,449)	—	—	103	(16)	(6,221)

Income (loss) before income taxes	(6,722)	1,717	(153)	3,025	1,448	4,395	4,927	4,049	1,569	5,612	(2,019)	(15,018)		2,830

Income tax benefit (expense)	80	—	—	—	—	—	—	—	—	—		(1,368	) (17)	(1,288)

Net income (loss)	$(6,642)	$1,717	$(153)	$3,025	$1,448	$4,395	$4,927	$4,049	$1,569	$5,612	$(2,019)	$(16,386)		$1,542

(Loss) income per common share, basic and diluted	$(0.23)													$0.04

Weighted average number of common shares, basic and diluted	28,669,851												(18)	39,810,590

Footnotes:

(1)	Reflects the historical unaudited statement of operations of the DoubleTree by Hilton Bethesda-Washington DC Hotel from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period are included in the Historical Pebblebrook Hotel Trust column of this table.

(2)	Reflects the historical unaudited statement of operations of the Sir Francis Drake Hotel from the beginning of the period presented through the date of acquistion. The results for the period from the date of acquisition to the end of the period are included in the Historical Pebblebrook Hotel Trust column of this table.

(3)	Reflects the historical unaudited statement of operations of the InterContinental Buckhead Hotel from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period are included in the Historical Pebblebrook Hotel Trust column of this table.

(4)	Reflects the historical unaudited statement of operations of the Hotel Monaco Washington DC from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period are included in the Historical Pebblebrook Hotel Trust column of this table.

(5)	Reflects the historical unaudited statement of operations of the Skamania Lodge from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period are included in the Historical Pebblebrook Hotel Trust column of this table.

(6)	Reflects the historical unaudited statement of operations of the Sheraton Delfina Santa Monica Hotel from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period are included in the Historical Pebblebrook Hotel Trust column of this table.

(7)	Reflects the historical unaudited statement of operations of the Sofitel Philadelphia Hotel from the beginning of the period presented through the date of acquisition. The results for the period from the date of acquisition to the end of the period are included in the Historical Pebblebrook Hotel Trust column of this table.

(8)	Reflects the historical unaudited statement of operations of the Argonaut Hotel San Francisco for the year ended December 31, 2010.

(9)	Reflects the historical audited statement of operations of The Westin Gaslamp Quarter, San Diego for the year ended December 31, 2010.

(10)	Reflects the historical audited statement of operations of Viceroy Miami for the year ended December 31, 2010.

(11)	Reflects adjustment to record management fee and related costs for the InterContinental Buckhead Hotel and The Westin Gaslamp Quarter, San Diego as no such fees or costs are included in the historical amounts presented because these hotels were previously self-managed. Also included is the amortization of key money received for Viceroy Miami.

(12)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(13)	Reflects adjustment to include additional ground rent expense and amortize the ground lease intangible asset associated with the Hotel Monaco Washington DC.

(14)	Reflects acquisition costs for the acquisitions of the Argonaut Hotel San Francisco, The Westin Gaslamp Quarter, San Diego and the Viceroy Miami.

(15)	Reflects removal of historical interest income associated with a reduction in cash invested in interest bearing accounts in conjunction with the acquisitions.

(16)	Reflects removal of historical interest expense associated with debt which was not assumed in conjunction with the acquisition of the Sir Francis Drake Hotel and adjustment to include interest expense for the Sofitel Philadelphia Hotel where the Company assumed the debt .

(17)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions. The pro forma income tax was calculated using the Company’s taxable REIT subsidiary’s estimated effective tax rate of 40%.

(18)	Reflects number of common shares issued and outstanding as if the Company’s follow-on offering had occurred on January 1, 2010.